Exhibit 99.2

AAI Acquisition United Industrial Corporation (NYSE: UIC) Analyst Briefing October 8, 2007

The tender offer described herein has not yet been commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell securities of UIC.  At the time the tender offer is commenced, Textron and its wholly owned subsidiary intends to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and UIC intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Textron, its wholly owned subsidiary and UIC intend to mail these documents to the stockholders of UIC.  These documents will contain important information about the tender offer, and stockholders of UIC are urged to read them carefully when they become available.  Stockholders of UIC will be able to obtain a free copy of these documents (when they become available) and other documents filed by UIC or Textron with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Textron by contacting Textron at 40 Westminster Street, Providence, RI 02903, attention: Investor Relations, or from UIC by contacting UIC at P.O. Box 126, Hunt Valley, MD 21030, attention: Investor Relations.

TEXTRON

AAI Company Overview

AAI Corp – Hunt Valley, MD

'07 Sales (F): $689M ROS: 10.5%

Employees: ~2,500

UAS	Services & Logistics	Test Systems	Training Sys.	Adv. Programs
Hunt Valley, MD *Ft. Huachuca, AZ* *Other sites*	*Charleston, SC* *Hunt Valley, MD* *Ogden, UT* *Other sites*	*Hunt Valley, MD* *Other sites*	*Hunt Valley, MD* *Other sites*	*Hunt Valley, MD* *Choctaw, MS* *Other sites*
Net Sales: $386M	**Net Sales: $171M**	**Net Sales: $99M**	**Net Sales: $13M**	**Net Sales: $20M**

Aerosonde
Victoria, Australia

McTurbine, Inc
Corpus Christi, TX

Symtx, Inc
Austin, TX

ESL Defence Ltd
Hamble, England


AAI Services Tech Center (Ogden, UT)
Symtx (Cupertino, CA)
AAI Services Tech Center (Oklahoma City, OK)
UAV Flight Testing Facility (Ft. Huachuca, AZ)
Marketing Field Office (Dayton, OH)
AAI Corporation (Hunt Valley, MD)
UAS (Wallops Island, VA)
Marketing Field Office (Warner Robins, GA)
Washington Office (Washington, D.C.)
AAI Services Training & Simulation Facility (Charleston, SC)
AAI Services Tech Center (Jacksonville, FL)
Orlando Training Center (Orlando FL)
Mississippi Operations (Choctaw, MS)
Marketing Field Office (Enterprise, AL)
UAV Flight Test Facility and Marketing Field Office (Huntsville, AL)
Symtx (Austin, TX)
McTurbine (Corpus Christi, TX)
Aerosonde Pty Ltd. (Victoria, Australia)
Headquarters

3

Transaction Rationale AAI - Leading Tactical Unmanned Aircraft Systems (TUAS) provider Excellent growth prospects Significant revenue synergies with Textron Systems and Bell Helicopter Contributes to our goal of doubling Intrinsic Value every five years Exceptional talent add

Transaction Summary $81.00 per share in cash Equity ~ $810 million Options/converts ~ $300 million Net debt after converts ~ $ 10 million Enterprise Value ~ $ 1.1 billion Expect to close by end of 2007, subject to normal regulatory approvals and tendering of shares

Transaction Summary Financing (End of 2007) Cash ~ $650 - $750 million Commrcl paper ~ $0 - $100 million Bonds ~ $350 million 2008 EBITDA Multiple 11.4X (excludes redundant corporate expenses to be eliminated) 10.9X (includes revenue and cost synergies)

*2005-2006 excludes Detroit Stoker results (sold December 2006) AAI’s Historical Financials Strong historic revenue growth reflects organic expansion and acquisitions ($ in millions) FY ended Dec 31 2005 * 2006 * 2007F Revenues $480.2 $564.0 $688.9 % growth 35.2% 17.5% 22.1% EBIT $51.3 $52.6 $68.0 % margin 10.7% 9.3% 9.9% EBITA N/A N/A $72.0 % margin N/A N/A 10.5%

Projected Financial Highlights Impact on 2008 EPS Slightly accretive before amortization $0.09 per share dilutive with amortization Revenue growth, 2007 through 2012 8.5% CAGR organic growth 12% CAGR with synergies $175 million in synergy revenues by 2012 Strong operating cash flow 2008 OCF ~$70 million 16% CAGR, 2007 through 2012

TEXTRON

AAI's Broad Set of Capabilities

Unmanned Aircraft Systems 56%

- Leader in designing, producing, and supporting Tactical UASs
- *One System*® Ground Station is the Army standard for C^2 of TUASs

Fixed Wing TUAS


Shadow® 200


Shadow® 600


Aerosonde 4


Shadow® 400


Pioneer

Ducted Fan TUAS


ISTAR


Class I MAV (Sub to Honeywell)


G-MAV (Sub to Honeywell)


OAV (FCS Class II)

Crew Stations


One System RVTR


ER/MP OSGCS/ 5 Ton Truck


TUAV OSGCS/ HMMWV

Services & Logistics 25%

- Innovative Performance-Based Logistics (PBL) solutions
- Helo engine MRO (McTurbine)
- A/C maintenance training devices


McTurbine T-53 & T-55 MRO


F-22 Maintenance Trainer

Test Systems 14%

- Leading provider of flightline EW test equipment
- Aircraft & Satellite factory test equip. (ESL & Symtx)


JSECST


F-35 Tester


Advanced Boresight Equipment

Training Systems 3%

- On-board naval training to US and coalition partners


Generic Navy Simulator


On-board Training

Advanced Programs 2%

- PDCue Counter-Sniper & Lightweight Small Arms Tech


PDCue


Unmanned Surface Vessel

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Strategic Rationale for AAI Acquisition AAI’s Unmanned Aircraft Systems (UAS) and associated Services & Logistics are in attractive, growth areas in defense Consistent with and supportive of our Precision Engagement strategic direction Supplements Bell Helicopter and Textron Systems’ customer support offerings Able to leverage Textron enterprise management infrastructure

The prominent role of TUASs in the local battlefield will continue to broaden the missions they fulfill and the associated products they control Source: Budget Data and TXT Analysis Within the US UAS industry, smaller tactical UASs and related services are expected to grow US TUAS Segment – RDTE, Proc & O&M Shadow (AAI Prime) (AAI Prime) (AAI & GA) (AAI Sub) (AAI Sub) TXT Analysis for Shadow sustained procurement Attractive Industry 0 200 400 600 800 1000 1200 1400 1600 1800 FY 07 FY 08 FY 09 FY 10 FY 11 FY 12 FY 13 O&M (Firescout) Firescout Advanced TUAS Payloads SUAV & MAV (AAI Sub) ERMP (AAI Sub) Shadow & ERMP O&M (AAI & GA) Shadow (USMC) O&M (AAI prime) TEAL Rebaseline Input Shadow (AAI Prime)

Strong Fit with Textron Systems Precision Engagement Strategy Provide customers with broader integrated solutions Surveillance Intelligence Situational Awareness Mission Planning Precision Strike Battle Damage Assessment Target Location & Tracking Overwatch AAI Participates across the full spectrum of Precision Engagement Observe Understand/Decide Plan/Allocate Act Sensors & Precision Surveillance Precision Effects Situational Understanding & Planning Textron Systems* Textron Systems* * Prior to acquisition of Overwatch in December 2006

Strong Synergies AAI Major Synergy Groups Precision Engagement Solutions Security Solutions Aftermarket Synergy opportunities extend to both Textron Systems and Bell Helicopter Revenues ($M)

Conclusion AAI is an excellent strategic fit for Textron Systems and Bell Helicopter Prominent and expanding role in local battlefield High, sustainable long-term growth Creating shareholder value

Forward Looking Information Forward-looking Information: Certain statements in these materials and other oral and written statements made by Textron from time to time are forward-looking statements, including those that discuss strategies, goals, outlook or other non-historical matters; or project revenues, income, returns or other financial measures. These forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: [a] the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement and plan of merger; [b] the inability to complete the transaction due to the failure to receive required regulatory or other approvals or to satisfy other conditions to the transaction; [c] the risk that the proposed transaction disrupts current plans and operations; [d] the risk that anticipated synergies and opportunities as a result of the transaction will not be realized; [e] difficulty or unanticipated expenses in connection with integrating UIC into Textron; [f] the risk that the acquisition does not perform as planned; [g] potential difficulties in employee retention following the closing of the transaction; [h] changes in worldwide economic and political conditions that impact demand for our products, interest rates and foreign exchange rates; [i] performance issues with key suppliers, subcontractors and business partners; [j] Textron's ability to perform as anticipated and to control costs under contracts with the U.S. Government; [k] the U.S. Government's ability to unilaterally modify or terminate its contracts for the Government's convenience or for Textron's failure to perform, to change applicable procurement and accounting policies, and, under certain circumstances, to suspend or debar Textron as a contractor eligible to receive future contract awards; [l]changing priorities or reductions in the U.S. Government defense budget, including those related to Operation Iraqi Freedom, Operation Enduring Freedom and the Global War on Terrorism; [m] changes in national or international funding priorities, U.S. and foreign military budget constraints and determinations, and government policies on the export and import of military and commercial products; [n] legislative or regulatory actions impacting defense operations; [o] the timing of new product launches and certifications of new aircraft products; [p] the occurrence of slowdowns or downturns in customer markets in which Textron products are sold or supplied; [q] changes in aircraft delivery schedules or cancellation of orders; [r] the efficacy of research and development investments to develop new products; and [s] the launching of significant new products or programs which could result in unanticipated expenses.